UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 24, 2006


                              INTERMOST CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Wyoming                   0-30430                  87-0418721
(State or other jurisdiction    (Commission                 (IRS Employer
    of incorporation)            file number)           Identification Number)


            31st Floor, 3B31-23 Guomao Building 005 Renmin Rd.(South)
                   Shenzhen, People's Republic of China 518014
               (Address of principal executive offices)(Zip Code)


                              011-86 755 8221-0238
              (Registrant's telephone number, including area code)


                                       N/A
         (Former name and former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

On May 23, 2006, the Company executed an agreement to sell its 25% share investment in Shanghai Fortune Venture Limited ("SFVL") to Mr Li Laohu. The net asset value of SFVL as at December 31, 2005, (the latest audited financial statement date) was Rmb 21,957,791 or approximately US$2,749,115, twenty-five percent of which would be approximately US$687,279.

As payment for the 25% shareholding of SFVL, Mr. Li Laohu surrendered 6,500,000 shares of common stock of Intermost Corporation with an agreed value of US$0.18 per share, the closing price of the Company's share of common stock on May 23, 2006. This transaction was completed on July 24, 2006.

Since December 6, 2002, SFVL has been an official registered member of the Shanghai Technology Exchange (the "STE") which entitled it to conduct exchange business with the STE. The STE is the major entity in the Shanghai Equity Exchange Market. SFVL has the exclusive right to manage and operate the North Shanghai Branch (the "NSB") of the STE. The NSB had the right to conduct the same exchange business as STE and share 80% of the profits with the STE.

SFVL was also a founder and major participant in the Yangtze River Delta Equity Exchange Market Place (the "YRDE"). The YRDE included more than 14 major exchanges in Shanghai and the surrounding cities and was the largest equity exchange market place in China.

In December 2003, the STE and another exchange were merged into the Shanghai United Assets and Equity Exchange (the "SUAEE"). The SUAEE is a non-profit government-sponsored organization.

As a result of the merger of the STE, although SFVL continues to maintain its membership, it is currently still unclear how the NSB and the YRDE will conduct business in the future, and how SFVL will participate in the equity exchange markets. Final regulations to be issued by the local PRC government are still pending. Because of the lack of clarity in these regulations, SFVL has been unable to operate. Therefore, the Board of Directors considered that because of this uncertain, continuation of an investment in SFVL may not be advisable and the Company may be able to use the 6,500,000 share of its common stock for a better purpose.

Item 7.           Financial Statements and Exhibits

c) Exhibits

1.       2.1  Sale and Purchase Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INTERMOST CORPORATION

Dated: July 27, 2006
                                          By: /s/ Andy Lin
                                                Andy Lin
                                                President